SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 AMENDMENT NO. 1

                                       TO

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           Delta Financial Corporation
             (Exact name of registrant as specified in its charter)


Delaware                                              11-3336165
(State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                     Identification No.)

1000 Woodbury Road, Suite 200
Woodbury, New York                                    11797-9003
(Address of principal executive offices)              (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                            Name of each exchange on which
to be so registered                            each class is to be registered
--------------------                           -------------------------------

Common Stock, $.01 par value                   New York Stock Exchange




Securities to be registered pursuant to Section 12(g) of the Act:

                            None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be
          Registered


     The description of the Common Stock of Delta Financial Corporation (the "Company") to be registered hereunder is set forth under the caption "Description of Capital Stock" in the Prospectus included within Amendment No. 1 to the Registration Statement of the Company on Form S-1 filed on October 9, 1996 with the Securities and Exchange Commission (Registration No. 333-11289) (the "Registration Statement on Form S-1"), which description is incorporated herein by reference.


Item 2.   Exhibits

     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits were filed with the New York Stock Exchange, but are not being filed with the Securities and Exchange Commission in connection with this Registration Statement:

         1. The Company's Registration Statement on Form S-1 and the Exhibits thereto.

         2.       The Certificate of Incorporation of the Company.

         3.       The Bylaws of the Company.

         4.       Specimen of the Common Stock certificate.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                           Delta Financial Corporation
                           (Registrant)


                           By:/s/ Hugh I. Miller
                              Hugh I. Miller
                              Chief Executive Officer






Date:  October 10, 1996